Exhibit 99.1

          VISHAY AND INTERNATIONAL RECTIFIER ANNOUNCE AGREEMENT FOR THE
                   SALE OF IR'S POWER CONTROL SYSTEMS BUSINESS

    MALVERN, Pa. and EL SEGUNDO, Calif., Nov. 1 /PRNewswire-FirstCall/ -- Vishay Intertechnology, Inc. (NYSE: VSH) and International Rectifier Corporation (IR) (NYSE: IRF) today announced they have reached an agreement for the sale of IR's Power Control Systems (PCS) business to Vishay. The PCS business includes IR's Non-Focus Products business and certain product revenue from its Focus Products business, including certain discrete planar MOSFETs, discrete diodes and rectifiers, discrete thyristors, and automotive modules and assemblies. The PCS business accounted for revenue of approximately $300 million, or 26% of revenues in IR's June-ending fiscal year 2006. The PCS business is expected to be sold for approximately $290 million in cash. The agreement is subject to customary closing conditions, including obtaining all necessary governmental approvals and clearances, and finalization of certain documentation. Signing of definitive agreements is expected to take place by Friday, November 10, 2006, and the transaction is expected to close in February 2007.

    For Vishay, the acquisition extends its product offering in discrete semiconductors and modules, while enhancing its strong position as one of the industry's largest manufacturers of discrete semiconductors and passive components. Furthermore, this acquisition will provide Vishay with synergies in the area of modules by combining Vishay components with the product lines to be acquired from International Rectifier. This divestiture enables International Rectifier to concentrate more fully its resources and assets on its Focus Products business, which includes high-performance analog, digital, and mixed-signal ICs, and other advanced power management products.

    About Vishay Intertechnology

    Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE
(VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, and optoelectronics and selected ICs) and passive electronic components (resistors, capacitors, inductors, sensors, and transducers). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, and medical markets. Its product innovations, successful acquisition strategy, and ability to provide "one-stop shop" service have made Vishay a global industry leader. Vishay can be found on the Internet at http://www.vishay.com.

    Vishay Contact:
    Investors: Peter Henrici, 610-407-4899

    About International Rectifier

    International Rectifier (NYSE: IRF) is a world leader in power management technology. IR's digital, analog and mixed signal ICs, and other advanced power management products, enable high-performance computing and reduce energy waste in motors, the world's single largest consumer of electricity. Leading manufacturers of computers, energy efficient appliances, lighting, automobiles, satellites, aircraft, and defense systems rely on IR's power management solutions to power their next generation products. For more information, go to http://www.irf.com.

    International Rectifier Contacts:
    Investors: Steve Harrison, 310-252-7731
    Media: Graham Robertson, 310-726-8512

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Statements in this release that describe the companies' business strategies, outlooks, objectives, plans, intentions or goals are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements including the uncertainty that the companies will be able to negotiate all definitive agreements or the satisfaction of the closing conditions. For a detailed discussion of these factors, refer to each company's filings with the SEC, including the most recent 10-Q and 10-K reports.

SOURCE  Vishay Intertechnology, Inc.
    -0-                             11/01/2006
    /CONTACT:  Investors: Peter Henrici of Vishay, +1-610-407-4899; Investors:
Steve Harrison, +1-310-252-7731, Media: Graham Robertson, +1-310-726-8512,
both of International Rectifier/
    /Web site:  http://www.vishay.com
                http://www.irf.com /
    (VSH IRF)